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EXHIBIT 11.01 --- COMPUTATION OF PER SHARE COMMON INCOME (LOSS)
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                             1997           1996           1995
                                           --------      ----------     ----------
Primary:
Average shares outstanding                   53,890         21,251         15,049
Net effect of dilutive stock options -
 based on the treasury stock method
 using average market price                   1,333              -              -
                                            -------        -------      ---------
Totals                                       55,223         21,251         15,049
                                            -------        -------      ---------
                                            -------        -------      ---------

Net income (loss) applicable to
 common shareholders                        $   996        $  (975)     $(131,742)
                                            -------        -------      ---------
                                            -------        -------      ---------
Per share amount                            $  0.02        $ (0.05)     $   (8.75)
                                            -------        -------      ---------
                                            -------        -------      ---------


Fully diluted:
Average shares outstanding                   53,890         21,251         15,049
Net effect of dilutive stock options -
 based on the treasury stock method
 using quarter end market price
 which is greater than average
 market price                                 1,819              -              -
                                            -------        -------      ---------

Totals                                       55,709         21,251         15,049
                                            -------        -------      ---------
                                            -------        -------      ---------

Net income (loss) applicable to
 common shareholders                        $   996        $  (975)     $(131,742)
                                            -------        -------      ---------
                                            -------        -------      ---------
Per share amount                            $  0.02        $ (0.05)     $   (8.75)
                                            -------        -------      ---------
                                            -------        -------      ---------




* The primary net loss per share is shown in the statements of operations. Net loss per share under the primary and fully diluted calculations are equivalent.